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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints, jointly and severally, Lawrence D. Robinson, Jr. and Lester C. Johnson, or any of them, with full power to act alone, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on S-4 of FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership (Registration No. 333-62510), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.



     Executed and delivered this 19th day of July 2001.



                                               /s/ RICHARD J. O'BRIEN

                                        ----------------------------------------

                                        Richard J. O'Brien


                                        Executive Vice President and Chief
                                        Financial Officer